Exhibit 10.1

March 18, 2005

Via Telecopier (402) 452-5401

Transgenomic, Inc.

12325 Emmet Street

Omaha, Nebraska 68164

Attention: Chief Financial Officer

Re:    Amendment to Waiver Letter and Secured Convertible

Minimum Borrowing Note Series B

Dear Mr. Summers:

Reference is hereby made to that certain Waiver Letter dated February 20, 2004 made by Laurus Master Fund, Ltd. (“Laurus”) to Transgenomic, Inc. (the “Company”) (as amended, modified or supplemented from time to time, the “Waiver Letter”). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Waiver Letter.

Laurus and the Company hereby agree that the first sentence of the second paragraph of the Waiver Letter shall be deleted in its entirety and the following new sentence shall be inserted in lieu thereof:

“In connection with making the Advance and/or the Additional Advance, from the date hereof through and including March 31, 2006 (the “Period”), Laurus hereby waives compliance with Sections 3 and 5(b)(iii) of the Security Agreement, but solely as such provisions relate to the immediate repayment requirement for Overadvances and the fees accruing with respect thereto, provided, however, that all Overadvances will be repaid in full by March 31, 2006.”

In addition, Laurus and the Company hereby agree that notwithstanding the Fixed Conversion Price of $1.00 per share that is currently in effect under that certain Secured Convertible Minimum Borrowing Note Series B, dated December 3, 2003 (the “Note”), and notwithstanding any limitation on conversion set forth in Section 3.2 of the Note, Laurus will, at its sole option and not later than March 18, 2005 (the “Conversion Date”), convert $1,879,200 of the outstanding Principal Amount of the Note (the “Conversion Amount”) into 3,600,000 Conversion Shares as described in Article III of the Note. The Conversion Shares issued pursuant hereto have been registered for resale pursuant to a registration statement on Form S-3 (SEC No. 333-118970) which has been declared effective by the Securities and Exchange Commission and remains in effect.

This Amendment to the Waiver Letter and the Secured Convertible Minimum Borrowing Note Series B shall be governed by, and construed in accordance with, the laws of the State of New York.

LAURUS MASTER FUND, LTD.

By:
David Grin Director

Agreed and accepted on the date hereof
TRANSGENOMIC, INC.

By:
Name: Title: